UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

Prosalutis Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-54082	N.A. (Canadian Revenue Agency Business Identification Number: 837632058)
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

804-750 West Pender Street, Vancouver, B.C., Canada	V6C 2T7
(address of principal executive offices)	(zip code)

778-654-3221
(registrant’s telephone number, including area code)

Greenflag Ventures Inc.
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 14, 2016, the Board of Directors of Greenflag Ventures Inc. (the “Company”) proposed, and a majority shareholder approved, to change the name of the Company to “Prosalutis Holdings Inc.”  The Company subsequently filed an amendment to its Notice of Articles to make this change and on March 18, 2016 received a file stamped Certificate of Name Change from the British Columbia Registry Services.  This action was approved and deemed effective by the Financial Industry Regulatory Authority (“FINRA”) on May 2, 2016.

Item 8.01 Other Events.

On March 14, 2016, the Company’s Board of Directors proposed, and a majority shareholder approved, to execute a reverse stock split of the Company’s common stock at a ratio of one post-split share per one thousand pre-split shares (1:1,000).  This action was approved and deemed effective by FINRA on May 2, 2016.

Immediately before this reverse split there were 51,841,769 shares of the Company’s common stock issued and outstanding.  Immediately after this reverse split, there were 51,842 shares of the Company’s common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

3.1

Certificate of Name Change, effective March 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosalutis Holdings Inc.

Dated: May 10, 2016	/s/ John Karroll
John Karroll
Chief Executive Officer